Sub-Item 77(C)
                 Matters Submitted to a Vote of Security Holders


At the Annual Meeting of Stockholders held on May 23, 2002, shares were voted as follows on the five proposals presented to the Stockholders:

1. To elect three Class II Directors to service for a three year term and until their successors are elected and qualified.

         ---------------------------------- ------------------------ --------------------------------
         Director                           Votes For                Votes Withheld
         ---------------------------------- ------------------------ --------------------------------
         The Baron Hottinger                17,407,675               3,271,700
         ---------------------------------- ------------------------ --------------------------------
         Didier Pineau-Valencienne          17,369,780               3,309,595
         ---------------------------------- ------------------------ --------------------------------
         Samual B. Witt, III                17,398,173               3,281,202
         ---------------------------------- ------------------------ --------------------------------

     As of June 30, 2002, the Directors of The Swiss Helvetia Fund, Inc. (the "Fund")were Paul Hottinguer, Eric R. Gabus, Alexandre de Takacsy, Claude Frey, Baron Hottinger, Claude Mosseri-Marlio, Didier Pineau-Valencienne, Stephen K. West, Esq. and Samual B. Witt III, Esq.

2. To approve the continuation of an amendment of the Fund's By-Laws specifying minimum director qualifications.

         --------------------------- -------------------------------
                 Votes For                   Votes Withheld
         --------------------------- -------------------------------
                 7,842,089                     5,388,159
         --------------------------- -------------------------------

3. To approve the continuation of an amendment of the Fund's By-Laws providing that stockholders seeking to act under the Fund's advanced notice By-Law indicate whether they will solicit proxies.

         --------------------------- -------------------------------
                 Votes For                   Votes Withheld
         --------------------------- -------------------------------
                 7,648,667                     5,537,458
         --------------------------- -------------------------------

4. To approve the continuation of an amendment of the Fund's By-Laws providing that only stockholders of records may submit proposals under the Fund's advanced notice By-Law.

         --------------------------- -------------------------------
                 Votes For                   Votes Withheld
         --------------------------- -------------------------------
                 8,016,598                     5,246,060
         --------------------------- -------------------------------

5. To approve the continuation of an amendment of the Fund's By-Laws increasing to 75 percent from a majority the percent of outstanding shares required to amend the By-Laws.

         --------------------------- -------------------------------
                 Votes For                   Votes Withheld
         --------------------------- -------------------------------
                 6,733,482                     6,486,327
         --------------------------- -------------------------------